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                                                                    Exhibit 10.1

                           RECEIVABLES SALE AGREEMENT

                            Dated as of May 14, 2004

                                     Between

                           COLUMBIA GAS OF OHIO, INC.

                                    as Seller

                                       and

                    COLUMBIA OF OHIO RECEIVABLES CORPORATION

                                  as Purchaser

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                                                                    Exhibit 10.1

                                TABLE OF CONTENT

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                                                                                             Page
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ARTICLE I.           DEFINITIONS...........................................................    1

         SECTION 1.01.         Certain Defined Terms.......................................    1
         SECTION 1.02.         Other Terms.................................................    4
         SECTION 1.03.         Incorporation of Defined Terms..............................    4

ARTICLE II.          AMOUNTS AND TERMS OF PURCHASES AND CONTRIBUTIONS......................    4

         SECTION 2.01.         Facility....................................................    4
         SECTION 2.02.         Making Purchases............................................    4
         SECTION 2.03.         Collections.................................................    5
         SECTION 2.04.         Settlement Procedures.......................................    6
         SECTION 2.05.         Payments and Computations, Etc..............................    7
         SECTION 2.06.         Contribution................................................    7
         SECTION 2.07.         Grant of Security Interest..................................    7

ARTICLE III.         CONDITIONS OF PURCHASES...............................................    7

         SECTION 3.01.         Conditions Precedent to Initial Purchase from the Seller....    7
         SECTION 3.02.         Conditions Precedent to All Purchases.......................    8

ARTICLE IV.          REPRESENTATIONS AND WARRANTIES........................................    9

         SECTION 4.01.         Representations and Warranties of the Seller................    9

ARTICLE V.           COVENANTS.............................................................   12

         SECTION 5.01.         Covenants of the Seller.....................................   12
         SECTION 5.02.         Intent of the Seller and the Purchaser......................   16

ARTICLE VI.          ADMINISTRATION AND COLLECTION.........................................   17

         SECTION 6.01.         Designation of Servicer.....................................   17
         SECTION 6.02.         Certain Rights of the Purchaser.............................   17
         SECTION 6.03.         Rights and Remedies.........................................   18
         SECTION 6.04.         Transfer of Records to Purchaser............................   19

ARTICLE VII.         EVENTS OF TERMINATION.................................................   19

         SECTION 7.01.         Events of Termination.......................................   19

ARTICLE VIII.        INDEMNIFICATION.......................................................   21

         SECTION 8.01.         Indemnities by the Seller...................................   21

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
ARTICLE IX.          MISCELLANEOUS.........................................................   23

         SECTION 9.01.         Amendments, Etc.............................................   23
         SECTION 9.02.         Notices, Etc................................................   23
         SECTION 9.03.         Binding Effect; Assignability...............................   23
         SECTION 9.04.         Costs, Expenses and Taxes...................................   24
         SECTION 9.05.         No Proceedings..............................................   24
         SECTION 9.06.         Confidentiality.............................................   24
         SECTION 9.07.         GOVERNING LAW...............................................   24
         SECTION 9.08.         Third Party Beneficiary.....................................   25
         SECTION 9.09.         Subordination...............................................   25
         SECTION 9.10.         Execution in Counterparts...................................   25
         SECTION 9.11.         Integration; Survival of Termination........................   25
         SECTION 9.12.         Consent to Jurisdiction.....................................   26
         SECTION 9.13.         WAIVER OF JURY TRIAL........................................   26

EXHIBITS and ANNEXES

EXHIBIT A    Lock Boxes and Blocked Accounts
EXHIBIT B    Form of Promissory Note for Deferred Purchase Price
EXHIBIT C    Trade Names and Former Names

ANNEX A      Additional Representations and Warranties of the Seller

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                           RECEIVABLES SALES AGREEMENT

                            Dated as of May 14, 2004

            COLUMBIA GAS OF OHIO, INC., an Ohio corporation (the "Seller"), and COLUMBIA OF OHIO RECEIVABLES CORPORATION, a Delaware corporation (the "Purchaser"), agree as follows:

            PRELIMINARY STATEMENTS. (1) Certain terms which are capitalized and used throughout this Agreement (in addition to those defined above) are defined in Article I of this Agreement.

            (2) The Seller has Receivables that it wishes to sell to the Purchaser, and the Purchaser is prepared to purchase such Receivables on the terms set forth herein.

            (3) The Seller may also wish to contribute Receivables to the capital of the Purchaser on the terms set forth herein.

            NOW, THEREFORE, the parties agree as follows:

                              ARTICLE I.DEFINITIONS

            SECTION 1.01 Certain Defined Terms. The following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "Agreement" means this Receivables Sales Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

            "Closing Date" means May 14, 2004 or, if later, the first date on which the conditions precedent set forth in Section 3.01 are satisfied.

            "Contributed Receivable" has the meaning specified in Section 2.06.

            "Deferred Purchase Price" means the portion of the Purchase Price of Purchased Receivables purchased on any Purchase Date exceeding the amount of the Purchase Price to be paid in cash or with Purchase Price Credits. The obligations of the Purchaser in respect of the Deferred Purchase Price shall be evidenced by the Deferred Purchase Price Note.

            "Deferred Purchase Price Note" has the meaning specified in Section 9.09.

            "Discount" means, in respect of each Purchase, the Discount Rate multiplied by the Outstanding Balance of the Receivables that are the subject of such Purchase; provided, however, the foregoing Discount may be revised prospectively by request of either of the parties hereto to reflect changes in recent experience with respect to write-offs, timing and cost of Collections and cost of funds, provided further that such revision is consented to by both of the parties (it being understood that each party agrees to duly consider such request but shall have no obligation to give such consent).

            "Discount Rate" means a percentage calculated to provide the Purchaser with a reasonable return on its investment in the Receivables after taking account of (i) the time value of money based upon the anticipated dates of collection of the Receivables and the cost to the Purchaser of financing its investment in the Receivables during such period and (ii) the risk of nonpayment by the Obligors. On the Closing Date, the Discount Rate is .30%. The Seller and the Purchaser may agree from time to time to change the Discount Rate based on changes in one or more of the items affecting the calculation thereof, provided that any change to the Discount Rate shall take effect as of the commencement of a calendar month, shall apply only prospectively and shall not affect the Purchase Price payment in respect of Purchase which occurred during any calendar month ending prior to the calendar month during which the Seller and the Purchaser agree to make such change.

            "Event of Termination" has the meaning specified in Section 7.01.

            "Facility" means the willingness of the Purchaser to make Purchases of Receivables from the Seller from time to time pursuant to the terms of this Agreement.

            "Indemnified Amounts" has the meaning specified in Section 8.01.

            "Indemnified Parties" has the meaning specified in Section 8.01.

            "Material Adverse Effect" means a material adverse effect on (i) the ability of any Transaction Party to perform its obligations under any Transaction Document, (ii) the legality, validity or enforceability of this Agreement or any other Transaction Document, (iii) the Purchaser's interest in the Receivables generally or in any material portion of the Receivables, the Related Security or the Collections with respect thereto, or (iv) the collectibility of the Receivables generally or of any material portion of the Receivables.

            "Purchase" means a purchase by the Purchaser of Receivables from the Seller pursuant to Article II.

            "Purchase Agreement" means that certain Receivables Purchase Agreement, dated as of the date hereof, among the Purchaser, as seller, Beethoven Funding Corporation, as Purchaser, Dresdner Bank AG, New York Branch, as Agent, and the Seller, as servicer, as amended, restated or otherwise modified from time to time.

            "Purchase Date" means each day on which a Purchase is made pursuant to Article II.

            "Purchase Price" means, for any Purchase, an amount equal to the Outstanding Balance of the Receivables that are the subject of such Purchase as set forth in the Seller's Receivables Trial Balance, minus the Discount for such Purchase.

            "Purchase Price Credit" has the meaning specified in Section
      2.04(a).

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            "Purchased Receivable" means any Receivable which is purchased by the Purchaser pursuant to Section 2.02.

            "Receivables Trial Balance" means, on any date, the Seller's accounts receivable trial balance (whether in the form of a computer printout, magnetic tape or diskette or other electronic or paper record) on such date, listing Obligors and the Receivables respectively owed by such Obligors on such date together with the aged Outstanding Balances of such Receivables, in form and substance satisfactory to the Purchaser.

            "Related Security" means with respect to any Receivable:

                  (i) all of the Seller's interest in any merchandise or goods (including returned merchandise or goods), if any, relating to any sale giving rise to such Receivable;

                  (ii) all security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements authorized by an Obligor describing any collateral securing such Receivable;

                  (iii) all guaranties, insurance and other agreements or
            arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise;

                  (iv) all other books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) relating to such Receivable and the related Obligor; and

                  (v) all of the Seller's right, title and interest in and to all invoices or other agreements or documents that evidence, secure or otherwise relate to such Receivable.

            "Senior Obligations" means all "Seller Obligations" (as defined in the Purchase Agreement).

            "Settlement Date" means (i) the 15th day of each calendar month (or, if such day is not a Business Day, the next succeeding Business Day) and
      (ii) each other "Settlement Date" under and as defined in the Purchase Agreement.

            "Settlement Period" means each calendar month.

            "Transaction Party" means any of the Seller, the Servicer or CEG.

            "Transferred Receivable" means a Purchased Receivable or a Contributed Receivable.

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            SECTION 1.02 Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

            SECTION 1.03 Incorporation of Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

          ARTICLE II. AMOUNTS AND TERMS OF PURCHASES AND CONTRIBUTIONS

            SECTION 2.01 Facility. On the terms and conditions hereinafter set forth and without recourse to the Seller (except to the extent specifically provided herein), the Seller hereby agrees to sell to the Purchaser all Receivables originated or acquired by it from time to time and the Purchaser hereby agrees to purchase from the Seller all such Receivables from time to time, in each case during the period from the date hereof to the Termination Date; provided that on the Closing Date, the Seller may, at its option, elect to contribute Receivables to the Purchaser pursuant to Section 2.06 in lieu of a sale of such Receivables.

            SECTION 2.02 Making Purchases.

            (a) Initial Purchase. On the Closing Date, the Seller shall (i) contribute to the capital of the Purchaser Receivables having an aggregate Outstanding Balance of $25,000,000 and (ii) sell to the Purchaser all other Receivables outstanding as of the Closing Date. On the date of such Purchase, the Purchaser shall, upon satisfaction of the applicable conditions set forth in
Article III, pay the Purchase Price for the Receivables sold to it in the manner provided in Section 2.02(c).

            (b) Subsequent Purchases; Subsequent Capital Contribution. On each Business Day following the Closing Date until the Termination Date, the Seller shall sell to the Purchaser and the Purchaser shall purchase from the Seller, upon satisfaction of the applicable conditions set forth in Article III, all Receivables originated or otherwise acquired by the Seller which have not previously been sold or contributed to the Purchaser. On or before November 14, 2004, the Seller shall contribute to the capital of the Purchaser additional Receivables having an aggregate Outstanding Balance of no less than $15,000,000.

            (c) Payment of Purchase Price. With respect to any Receivables coming into existence after the date hereof, the Purchaser shall pay the Purchase Price therefor in the following manner:

                  (i) first, by the application of any unused Purchase Price Credits;

                  (ii) second, by delivery of immediately available funds, to the extent of funds available to the Purchaser from (x) its subsequent sale of an interest in the Receivables under the Purchase Agreement, (y) Collections arising from any Receivables previously sold to the Purchaser in which the Purchaser has retained an interest, or (z) other cash on hand; and

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                  (iii) third, by an increase in the Deferred Purchase Price.

The Seller is hereby authorized by the Purchaser to endorse on the schedule attached to the Deferred Purchase Price Note an appropriate notation evidencing the date and amount of each advance thereunder, as well as the date of each payment with respect thereto, provided that the failure to make such notation shall to affect any obligation of the Purchaser thereunder.

      Although the Purchase Price for each Receivable coming into existence after the date hereof shall be due and payable in full by the Purchaser to the Seller on the date such Receivable came into existence, and payment of such Purchase Price shall be made as provided in this Section 2.02(c), final settlement of the Purchase Price between the Purchaser to the Seller shall be effected on a monthly basis on each Settlement Date with respect to all Receivables coming into existence during the calendar month preceding such Settlement Date and based on the information contained in the Monthly Report delivered by the Servicer pursuant to the Purchase Agreement for the calendar month then most recently ended. On each Settlement Date, the Purchaser and the Seller shall cause a reconciliation to made in respect of all purchases that shall have been made during the calendar month then most recently ended. Although settlement shall be effected on Settlement Dates, any net increase or decrease in the amount owing under the Deferred Purchase Price Note made pursuant to this Section 2.02(c) shall be deemed to have occurred and shall be effective as of the last Business Day of the calendar month to which such settlement relates.

            (d) Ownership of Receivables and Related Security. On each Purchase Date, after giving effect to the Purchase (and any contribution of Receivables) on such date, the Purchaser shall own all Receivables originated or otherwise acquired by the Seller on such date (including Receivables which have been previously sold or contributed to the Purchaser hereunder). The Purchase or contribution of any Receivable shall include all Related Security with respect to such Receivable.

            SECTION 2.03. Collections. (a) On each Deposit Date, the Servicer shall apply all Collections released to the Purchaser pursuant to the Purchase Agreement and all amounts paid by the Seller pursuant to Section 2.04(a) and 2.04(b) hereof (i) first, to pay the Purchase Price then owing by the Purchaser hereunder on such date, (ii) second, if such date is a Settlement Date, to pay the accrued and unpaid interest on the Deferred Purchase Price for the most recently ended calendar month (as provided in Section 2.03(c)), and (iii) third, to prepay in whole or in part the principal amount of the Deferred Purchase Price. The Servicer shall, on or before each Settlement Date, deposit into an account of the Purchaser or the Purchaser's assignee all remaining Collections of Transferred Receivables (if any) then held by the Servicer (but only to the extent such Collections have not been previously applied to purchase new Receivables hereunder or to pay the Deferred Purchase Price).

            (b) In the event that the Seller believes that collections which are not Collections of Transferred Receivables have been deposited into an account of the Purchaser or the Purchaser's assignee, the Seller shall so advise the Purchaser and, on the Business Day following such identification to the Purchaser's reasonable satisfaction, the Purchaser shall instruct the Servicer to remit such collections to the Seller.

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            (c)   On each Settlement Date, the Purchaser shall, to the extent
Collections are available for such purpose under the Purchase Agreement and are not required to pay the Purchase Price for any Receivables purchased hereunder, pay to the Seller accrued interest on the Deferred Purchase Price; provided that each such payment shall be made solely from (i) Collections of Transferred Receivables after all other amounts then due from the Purchaser under the Purchase Agreement have been paid in full and all amounts then required to be set aside by the Purchaser or the Servicer under the Purchase Agreement have been so set aside or (ii) excess cash flow from operations of the Purchaser which is not required to be applied to the payment of any Senior Obligations; and provided, further that no such payment shall be made at any time when an Event of Termination shall have occurred and be continuing. At such time following the Termination Date when all Senior Obligations shall have been paid in full, the Purchaser shall apply, on each Deposit Date, all Collections of Transferred Receivables received by the Purchaser pursuant to Section 2.03(a) (and not previously distributed) first to the payment of accrued interest on the Deferred Purchase Price, and then to the reduction of the principal amount of the Deferred Purchase Price.

            SECTION 2.04. Settlement Procedures. (a) If on any day any Transferred Receivable becomes (in whole or in part) a Diluted Receivable, the Seller shall be deemed to have received on such day a Collection of such Receivable in the amount of such Diluted Receivable. The Seller shall pay to the Servicer on or prior to the next Settlement Date all amounts deemed to have been received pursuant to this subsection. Notwithstanding the foregoing, if on any day any Transferred Receivable, the Obligor of which is a CEG Entity, is satisfied in full or in part by the posting of an inter-company accounting entry in favor of the Seller, the Purchaser shall be deemed to have received on such day a credit (a "Purchase Price Credit") in the amount of such accounting entry. If for any reason the Purchaser ceases to purchase Receivables from the Seller under this Agreement, the Seller shall pay to the Purchaser the amount of all then unused Purchase Price Credits.

            (b) Upon discovery by the Seller or the Purchaser of a breach of any of the representations and warranties made by the Seller in Section 4.01(j) with respect to any Transferred Receivable, such party shall give prompt written notice thereof to the other party, as soon as practicable and in any event within three Business Days following such discovery. The Seller shall, upon not less than two Business Days' notice from the Purchaser or its assignee or designee, repurchase such Transferred Receivable on the next succeeding Settlement Date for a repurchase price equal to the Outstanding Balance of such Transferred Receivable. Each repurchase of a Transferred Receivable shall include the Related Security with respect to such Transferred Receivable. The proceeds of any such repurchase shall be deemed to be a Collection in respect of such Transferred Receivable. The Seller shall pay to the Servicer on or prior to the next Settlement Date the repurchase price required to be paid pursuant to this subsection.

            (c) Except as stated in subsection (a) or (b) of this Section 2.04 or as otherwise required by law or the relevant Contract, or as otherwise specified by such Obligor, all Collections from an Obligor of any Transferred Receivable shall be applied to the Receivables of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable.

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            SECTION 2.05. Payments and Computations, Etc. (a) All amounts to be paid or deposited by the Seller or the Servicer hereunder shall be paid or deposited no later than 11:00 A.M. (New York City time) on the day when due in same day funds to an account or accounts designated by the Purchaser from time to time.

            (b) The Seller shall, to the extent permitted by law, pay to the Purchaser interest on any amount not paid or deposited by the Seller (whether as Servicer or otherwise) when due hereunder at an interest rate per annum equal to 2.00% per annum above the Base Rate, payable on demand.

            (c) All computations of interest and all computations of fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit.

            SECTION 2.06. Contributions. On the Closing Date and on the date of the subsequent capital contribution pursuant to Section 2.02(b), the Seller shall identify Receivables which it proposes to transfer to the Purchaser as a capital contribution. On the date of each such contribution and after giving effect thereto, the Purchaser shall own all right, title and interest in and to the Receivables so identified and contributed (collectively, the "Contributed Receivables") and all Related Security with respect thereto. The foregoing notwithstanding, on the date of the initial Purchase hereunder the Seller agrees to contribute to the Purchaser all Receivables which are not included in such initial Purchase.

            SECTION 2.07. Grant of Security Interest. As collateral security for the performance by the Seller of all the terms, covenants and agreements on the part of the Seller (whether as Seller, Servicer or otherwise) to be performed under this Agreement or any other Transaction Document, including the punctual payment when due of all amounts payable by it hereunder and thereunder, the Seller hereby assigns to the Purchaser and grants to the Purchaser a first priority security interest in, all of the Seller's right, title and interest (if any) in and to (A) all Receivables, whether now owned and existing or hereafter acquired or arising, all Related Security and Collections with respect thereto and all Lock-Boxes and Blocked Accounts, and (B) to the extent not included in the foregoing, all proceeds of any and all of the foregoing.

                      ARTICLE III. CONDITIONS OF PURCHASES

            SECTION 3.01. Conditions Precedent to Initial Purchase from the Seller. The initial Purchase of Receivables from the Seller hereunder is subject to the conditions precedent that the Purchaser shall have received on or before the date of such Purchase all of the instruments, documents, agreements and opinions specified in Section 3.01 of the Purchase Agreement, each (unless otherwise indicated therein) dated such date, in form and substance satisfactory to the Purchaser.

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            SECTION 3.02. Conditions Precedent to All Purchases. The Purchaser's
obligation to make any Purchase (including the initial Purchase) hereunder shall be subject to the further conditions precedent that:

            (a) the Seller shall have delivered to the Purchaser, if requested by the Purchaser, (i) the Seller's Receivables Trial Balance (which if in the form of an electronic record shall be compatible with the Purchaser's computer software) as of a date not more than 31 days prior to the date of such Purchase, and (ii) such additional information concerning such Receivables as may reasonably be requested by the Purchaser;

            (b) with respect to any such Purchase, on or prior to the date of such Purchase, the Servicer shall have delivered to the Purchaser, all Monthly Reports required to be delivered hereunder and under the Purchase Agreement, each duly completed and containing information covering the most recently ended reporting period for which information is required pursuant to Section 6.02(g) of the Purchase Agreement and containing such additional information as may reasonably be requested by the Purchaser;

            (c) on the date of such Purchase the following statements shall be true (and the Seller, by accepting the Purchase Price for such Purchase, shall be deemed to have represented and warranted that):

                  (i)   The representations and warranties contained in Section
            4.01 are correct on and as of the date of such Purchase as though made on and as of such date;

                  (ii) No event has occurred and is continuing, or would result from such Purchase, that constitutes an Event of Termination or an Involuntary Bankruptcy Event; and

                  (iii) The "Termination Date" shall not have occurred under
            (and as defined in) the Purchase Agreement; and

            (d) the Purchaser shall have received such other approvals, opinions or documents as the Purchaser may reasonably request.

      Notwithstanding the foregoing, unless otherwise specified by the Purchaser (with the written consent of the Agent) in a written notice to the Seller, each Purchase shall occur automatically on each day prior to the Termination Date, with the result that the title to all Receivables shall vest in the Purchaser automatically on the date each such Receivable arises and without any further action of any kind by the Purchaser or the Seller, whether or not the conditions precedent to such Purchase were in fact satisfied on such date and notwithstanding any delay in making payment of the Purchase Price for such Receivables (but without impairing the Purchaser's obligation to pay such Purchase Price in accordance with the terms hereof).

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

                   ARTICLE IV. REPRESENTATIONS AND WARRANTIES

            SECTION 4.01. Representations and Warranties of the Seller. The Seller (both individually and in its capacity as Servicer) represents and warrants as follows as of the date hereof and as of the date of each Purchase hereunder:

            (a) The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of Ohio, and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified.

            (b) The execution, delivery and performance by the Seller of the Transaction Documents to which it is a party, including the Seller's sale and contribution of Receivables hereunder and the Seller's use of the proceeds of Purchases, (i) are within the Seller's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not contravene (1) the Seller's charter or by-laws, (2) any law, rule or regulation applicable to the Seller, (3) any contractual restriction binding on or affecting the Seller or its property or (4) any order, writ, judgment, award, injunction or decree binding on or affecting the Seller or its property, and (iv) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties (except for the transfer of the Seller's interest in the Transferred Receivables pursuant to this Agreement). Each of the Transaction Documents to which the Seller is named as a party has been duly executed and delivered by the Seller.

            (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Seller of the Transaction Documents to which it is a party or any other document to be delivered by it thereunder except for those that have already been obtained or made and the filing of UCC financing statements which are referred to therein.

            (d) Each of the Transaction Documents to which the Seller is a party constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and by principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

            (e) Sales and contributions made pursuant to this Agreement will constitute a valid sale (or contribution), transfer, and assignment of the Transferred Receivables to the Purchaser, enforceable against creditors of, and purchasers from, the Seller. The Seller shall have no remaining property interest in any Transferred Receivable.

            (f) The consolidated balance sheets of the Seller and its Subsidiaries as of December 31, 2003, and the related statements of income and retained earnings of the Seller and its Subsidiaries as of and for the fiscal year then ended, copies of which have been furnished to the Purchaser, fairly present the financial condition of the Seller and its

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      Subsidiaries as of such date and the results of the operations of the
      Seller and its Subsidiaries for the fiscal year ended on such date, all in accordance with generally accepted accounting principles consistently applied. Since December 31, 2003, there has been no material adverse change in the business, operations, property or financial condition of the Seller.

            (g) There is no pending or, to the best knowledge of the Seller, threatened action or proceeding affecting the Seller or any of its Subsidiaries before any court, governmental agency or arbitrator which (if adversely determined) would have a Material Adverse Effect, except as disclosed in the financial statements referred to in Section 4.01(f).

            (h) No proceeds of any Purchase will be used for a purpose that violates or would be inconsistent with, Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time.

            (i) No transaction contemplated hereby requires compliance with any bulk sales act or similar law.

            (j) Each Transferred Receivable, together with the Related Security, is owned (immediately prior to its sale or contribution hereunder) by the Seller free and clear of any Adverse Claim (other than any Adverse Claim arising solely as the result of any action taken by the Purchaser). When the Purchaser makes a Purchase it shall acquire valid and perfected first priority ownership interest of each Purchased Receivable and the Related Security and Collections with respect thereto free and clear of any Adverse Claim (other than any Adverse Claim arising solely as the result of any action taken by the Purchaser), and no effective financing statement or other instrument similar in effect is filed in any recording office listing the Seller as debtor, covering any Receivable, any interest therein, the Related Security or Collections except such as may be filed in favor of Purchaser in accordance with this Agreement and assigned to the Agent in accordance with the Purchase Agreement.

            (k) Each Monthly Report, information, exhibit, financial statement, document, book, record or report furnished or to be furnished in writing at any time by the Seller to the Purchaser in connection with this Agreement is or will be accurate in all material respects as of its date or (except as otherwise disclosed to the Purchaser at such time) as of the date so furnished, and no such Monthly Report, information, exhibit, financial statement, document, book, record or report contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not materially misleading.

            (l) The principal place of business and chief executive office of the Seller and the office where the Seller keeps its records concerning the Transferred Receivables are located at the address or addresses referred to in Section 5.01(b).

            (m) The names and addresses of all the Blocked Account Banks, together with the number of the Lock-Boxes and the account numbers of the Blocked Accounts at or maintained by such Blocked Account Banks, are specified in Exhibit A, as such may be updated from time to time pursuant to Section 5.01(g).

            (n) In the past five (5) years, the Seller has not used any company name, tradename or doing-business-as name other than the name in which it has executed this Agreement and the other names listed on Exhibit
      C. The Seller's organizational identification number is 304416.

            (o) (i) The fair value of the property of the Seller is greater than the total amount of liabilities, including contingent liabilities, of the Seller, (ii) the present fair salable value of the assets of the Seller is not less than the amount that will be required to pay all probable liabilities of the Seller on its debts as they become absolute and matured, (iii) the Seller does not intend to, and does not believe that it will, incur debts or liabilities beyond the Seller's abilities to pay such debts and liabilities as they mature and (iv) the Seller is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which the Seller's property would constitute unreasonably small capital.

            (p) The Seller shall have originated each Receivable in the ordinary course of its business.

            (q) Each Transferred Receivable included as an Eligible Receivable in the calculation of the Net Receivables Pool Balance on any Monthly Report satisfies the requirements of eligibility contained in the definition of "Eligible Receivable" in the Purchase Agreement as of the date of the information reported in such Monthly Report.

            (r) The transfers of Transferred Receivables by the Seller to the Purchaser pursuant to this Agreement, and all other transactions between the Seller and the Purchaser, have been and will be made in good faith and without intent to hinder, delay or defraud creditors of the Seller.

            (s) The Seller and its ERISA Affiliates are in compliance, in all material respects, with ERISA, and no Adverse Claim exists in favor of the Pension Benefit Guaranty Corporation on any of the Receivables.

            (t) The Seller believes that the Purchaser has adequate capitalization and liquidity to meet its financial obligations under the Transaction Documents without the need for capital contributions other than the capital contributions described in Sections 2.02(a) and 2.02(b).

            (u) Each of the representations and warranties set forth on Annex A are true and correct.

                              ARTICLE V. COVENANTS

            SECTION 5.01. Covenants of the Seller. From the date hereof until the first day following the Termination Date on which all of the Transferred Receivables are either collected in full or are written off in accordance with the applicable Credit and Collection Policy, the Seller (both individually and in its capacity as Servicer) covenants and agrees as follows:

            (a) Compliance with Laws, Etc. The Seller will comply in all respects with all applicable laws, rules, regulations and orders and preserve and maintain its corporate existence, rights, franchises, qualifications and privileges except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such rights, franchises, qualifications, and privileges would not reasonably be expected to have a Material Adverse Effect.

            (b) Offices, Records and Books of Account. The Seller will keep its principal place of business and chief executive office and the office where it keep its records concerning the Receivables at (i) the address of the Seller set forth under its name on the signature page to this Agreement, or (ii) upon 30 days' prior written notice to the Purchaser at any other locations in jurisdictions where all actions reasonably requested by the Purchaser to protect and perfect the interest in the Transferred Receivables shall have been taken and completed. The Seller will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each new Transferred Receivable and all Collections of and adjustments to each existing Transferred Receivable).

            (c) Performance and Compliance with Contracts and Credit and Collection Policy. The Seller will, at its expense, (i) timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and (ii) timely and fully comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contracts.

            (d) Sales, Liens, Etc. Except for the sales and contributions of Receivables contemplated herein, the Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any Receivable, Related Security, related Contract or Collections, or upon or with respect to any Lock-Box or Blocked Account, or assign any right to receive income in respect thereof.

            (e) Extension or Amendment of Receivables and Contracts. The Seller will not extend, amend or otherwise modify the terms of any Receivable or amend, modify or waive any term or condition of any Contract related thereto except, in its capacity as Servicer, to the extent permitted under Section 6.02(c) of the Purchase Agreement.

            (f) Change in Business or Credit and Collection Policy. The Seller will not make any change in the character of its business or in any Credit and Collection Policy, except, for any such change that would not (i) impair the collectibility of any Receivables or (ii) otherwise be reasonably likely to have a Material Adverse Effect.

            (g) Addition or Termination of Blocked Accounts and Lock-Boxes; Change in Payment Instructions to Obligors. The Seller will not add or terminate any bank or bank account as a Blocked Account Bank or Lock-Box or Blocked Account from those listed in Exhibit A to this Agreement, or make any change in its instructions to Obligors regarding payments to be made in respect of the Receivables or payments to be made to any Lock-Box or Blocked Account Bank, unless the Purchaser shall have received notice of such addition, termination or change (including an updated Exhibit A) with respect to each new Lock-Box or Blocked Account and a fully executed Blocked Account Agreement.

            (h) Deposits to Lock Boxes and Blocked Accounts. The Seller will instruct all Obligors to remit all their payments in respect of the Receivables to one of the Lock-Boxes or Blocked Accounts or one of certain intermediaries (e.g. Western Union) that have been instructed to remit payments to one of the Blocked Accounts. If the Seller shall receive any Collections directly, the Seller shall promptly (and in any event within one (1) Business Day) deposit the same into a Blocked Account. From and after the occurrence of a Lock-Box Event, the Seller will not permit any funds to be deposited into any Blocked Account other than Collections of Receivables, proceeds of accounts receivable under any Percent of Income Plan, Retail Services Payments, and prepayments made under any Balanced Payment Plan.

            (i) Marking of Records. At its expense, the Seller will mark its master data processing records evidencing Receivables with a legend evidencing that Transferred Receivables and the related Contracts have been sold in accordance with this Agreement.

            (j) Audits. The Seller will, from time to time during regular business hours as requested by the Purchaser or its assigns at the Seller's expense, permit the Purchaser, or its agents, representatives or assigns, (i) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Seller relating to Receivables and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of the Seller for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to Receivables and the Related Security or the Seller's performance under the Transaction Documents or under the Contracts with any of the officers or employees of the Seller having knowledge of such matters. So long as no Event of Termination has occurred, the Purchaser or its assigns will give the Seller three (3) Business Days prior notice of any such examination.

            (k) Further Assurances; Change in Name or Jurisdiction of Organization, Etc. (i) The Seller agrees from time to time, at its expense, promptly to execute and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Purchaser or its assignee may reasonably request, to perfect, protect or more fully evidence the Purchaser's ownership of the Transferred Receivables and/or the Purchaser's security interest described in Section 2.07, or to enable the Purchaser or its assignee to exercise and enforce its respective rights and remedies under this Agreement. Without limiting the foregoing, the Seller will, upon the request of the Purchaser or its assignee, execute and file such financing or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary or desirable or that the Purchaser or its assignee may reasonably request to perfect, protect, evidence or maintain the priority of the Purchaser's ownership of such Receivables or such security interest.

                  (ii) The Seller authorizes the Purchaser or its assignee to file financing or continuation statements, and amendments thereto and assignments thereof, relating to the Receivables and the Related Security, the related Contracts and the Collections with respect thereto and the collateral described in Section 2.07 without the signature of the Seller. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law.

                  (iii) The Seller shall perform its obligations under the Contracts related to the Transferred Receivables to the same extent as if the Transferred Receivables had not been sold or transferred.

                  (iv) The Seller shall not take any action to change its jurisdiction of incorporation unless (i) the Purchaser shall have received at least thirty (30) days advance written notice of such change and all action by Seller necessary or appropriate to perfect or maintain the perfection of the Purchaser's interest in the Receivables and the collateral described in Section 2.07 (including, without limitation, the filing of all financing statements and the taking of such other action as the Purchaser may request in connection with such change) shall have been duly taken and (ii) the new jurisdiction of incorporation is a State within the United States of America.

                  (v) The Seller will not change its name, identity or corporate structure unless the Purchaser shall have received at least thirty (30) days advance written notice of such change or relocation and all action by Seller necessary or appropriate to perfect or maintain the perfection of the Purchaser's interest in the Receivables and the collateral described in Section 2.07 (including, without limitation, the filing of all financing statements and the taking of such other action as the Purchaser may request in connection with such change) shall have been duly taken.

           (l) Reporting Requirements. The Seller will provide or cause to be provided to the Purchaser and the Agent the following:

                  (i) as soon as available and in any event within 90 days after the end of each fiscal year of the Seller, a consolidated balance sheet of the Seller and its Subsidiaries as of the end of such fiscal year and the related audited consolidated statements of income, cash flows and changes in common stockholders' equity for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, certified by a Financial Officer of the Seller as having been prepared in conformity with generally accepted accounting principles consistently applied;

                  (ii) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Seller, a consolidated balance sheet of the Seller and its Subsidiaries, as of the end of such quarter and the related consolidated statement of income for such quarter and for the portion of the Seller's fiscal year ended at the end of such quarter, and the related consolidated statement of cash flows for the portion of the Seller's fiscal year ended at the end of such quarter, setting forth in each case in comparative form
      (A) for the consolidated balance sheet, the figures as of the end of the Seller's previous fiscal year, (B) for the consolidated statement of income, the figures for the corresponding quarter and the corresponding portion of the Seller's previous fiscal year and (C) for the consolidated statement of cash flows, the figures for the corresponding portion of the Seller's previous fiscal year; the delivery of such financial statements shall constitute a certification (subject to normal year-end adjustments) as to fairness of presentation and conformity with generally accepted accounting principles consistently applied;

                  (iii) as soon as practicable and in any event within five (5) Business Days after obtaining knowledge of the occurrence of each Event of Termination or Incipient Event of Termination, a statement of a Financial Officer of the Seller setting forth details of such Event of Termination or Incipient Event of Termination and the action that the Seller has taken and proposes to take with respect thereto;

                  (iv) promptly after the filing or receiving thereof, copies of all reports and notices that the Seller or any Affiliate files under ERISA with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or that the Seller or any Affiliate receives from any of the foregoing or from any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which the Seller or any Affiliate is or was, within the preceding five (5) years, a contributing employer, in each case in respect of the assessment of withdrawal liability or an event or condition which could, in the aggregate, result in the imposition of liability on the Seller and/or any such Affiliate in excess of $50,000,000, other than the liability for payment of amounts required to satisfy a minimum funding requirement standard under Section 302 of ERISA, or an alternative minimum funding standard under Section 305 of ERISA, provided that such required funding amounts do not include any waived funding deficiency within the meaning of
      Section 305 of ERISA;

                  (v) at least thirty (30) days prior to any change in the name or jurisdiction of organization of the Seller, a notice setting forth the new name or jurisdiction of organization, as applicable, and the effective date thereof;

                  (vi) at the time of the delivery of the financial statements provided for in clause (i) of this paragraph, a certificate of a Financial Officer of the Seller to the effect that, to the best of such officer's knowledge, no Event of Termination or Incipient Event of Termination has occurred and is continuing or, if any Event of Termination or

      Incipient Event of Termination has occurred and is continuing, specifying the nature and extent thereof;

                  (vii) promptly upon learning thereof, notice of any downgrade in the Debt Rating (or the withdrawal by either S&P or Moody's of a Debt Rating) of any Transaction Party, setting forth the Debt affected and the nature of such change (or withdrawal);

                  (viii) promptly after the occurrence thereof, notice of any event or condition that has had, or could reasonably be expected to have, a Material Adverse Effect; and

                  (ix) such other information respecting the Transferred Receivables or the condition or operations, financial or otherwise, of the Seller as the Purchaser may from time to time reasonably request.

            (m) Separate Conduct of Business. The Seller will: (i) maintain separate corporate records and books of account from those of the Purchaser; (ii) conduct its business from an office separate from that of the Purchaser; (iii) ensure that all oral and written communications, including without limitation, letters, invoices, purchase orders, contracts, statements and applications, will not be made in the name of the Purchaser; (iv) have stationery and other business forms separate from those of the Purchaser; (v) not hold itself out as having agreed to pay, or as being liable for, the obligations of the Purchaser; (vi) not engage in any transaction with the Purchaser except as contemplated by this Agreement or as permitted by the Purchase Agreement; and (vii) continuously maintain as official records the resolutions, agreements and other instruments underlying the transactions contemplated by this Agreement.

            (n) Taxes. The Seller will pay when due any taxes payable in connection with the Receivables, exclusive of taxes on or measured by income or gross receipts of the Purchaser.

            (o) Treatment as Sales. The Seller shall not account for or treat (whether in financial statements or otherwise) the transactions contemplated by this Agreement in any manner other than as a sale, contribution and/or absolute conveyance of Receivables by the Seller to the Purchaser except on the face of its financial statements (but not the notes thereto) to the extent required by the principles of consolidated financial reporting in accordance with generally accepted accounting principles.

            (p) Limitation on Funded Debt. At no time will (i) the sum of the Capital and the funded debt of the Seller exceed (ii) the sum of the inventory, accounts receivable (assuming such accounts were still owned by the Seller) and installment notes of the Seller.

            SECTION 5.02. Intent of the Seller and the Purchaser. The Seller and the Purchaser have structured this Agreement with the intention that each Purchase of Receivables hereunder be treated as a sale of such Receivables by the Seller to the Purchaser for all purposes and the contribution of Receivables hereunder shall be treated as an absolute transfer of such

Receivables by the Seller to the Purchaser for all purposes (except that, in accordance with applicable tax principles, each purchase and contribution may be ignored for tax reporting purposes). The Seller and the Purchaser shall record each Purchase and contribution as a sale or purchase or capital contribution, as the case may be, on its books and records, and reflect each Purchase and contribution in its financial statements as a sale or purchase or capital contribution, as the case may be. In the event that, contrary to the mutual intent of the Seller and the Purchaser, any Purchase or contribution of Receivables hereunder is not characterized as a sale or absolute transfer, the Seller shall, effective as of the date hereof, be deemed to have granted (and the Seller hereby does grant) to the Purchaser a first priority security interest in and to any and all Receivables, the Related Security, the Collections in respect thereof and the proceeds thereof to secure the repayment of all amounts advanced to the Seller hereunder with accrued interest thereon, and this Agreement shall be deemed to be a security agreement.

                   ARTICLE VI. ADMINISTRATION AND COLLECTION

            SECTION 6.01. Designation of Servicer. Consistent with the Purchaser's ownership interest in the Transferred Receivables, the Seller acknowledges and agrees that the servicing, administration and collection of the Transferred Receivables shall be the responsibility and right of the Purchaser. The Purchaser has advised the Seller that the servicing, administration and collection of the Transferred Receivables shall be conducted by the Person designated as the Servicer pursuant to the Purchase Agreement from time to time. The Purchaser has requested the Seller to, and the Seller has agreed that it will, act as the initial Servicer. All references to the Seller hereunder shall include the Seller in its capacity as Servicer under the Purchase Agreement until a successor Servicer is appointed thereunder.

            SECTION 6.02. Certain Rights of the Purchaser. (a) The Purchaser may, at any time, direct the Obligors of Transferred Receivables and any Person obligated on any Related Security, or any of them, that payment of all amounts payable under any Transferred Receivable shall be made directly to the Purchaser or its designee. The Seller hereby transfers to the Purchaser (and its assigns and designees) the exclusive ownership and control of the Lock-Boxes and the Blocked Accounts maintained by the Seller for the purpose of receiving Collections and the Seller shall take any further action that the Purchaser may reasonably request to effect or further evidence such transfer.

            (b) At any time following the designation of a Servicer other than the Seller:

                  (i) At the Purchaser's request and at the Seller's expense, the Seller shall give notice of the Purchaser's ownership to each Obligor of Transferred Receivables and direct that payments of all amounts payable under the Transferred Receivables be made directly to the Purchaser or its designee.

                  (ii) At the Purchaser's request and at the Seller's expense, the Seller shall (A) assemble all of the documents, instruments and other records (including, without limitation, computer tapes and disks) that evidence or relate to the Receivables, and the related Contracts and Related Security, or that are otherwise necessary or desirable to collect the Receivables, and shall make the same available to the Purchaser at a place selected by the Purchaser or its designee, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Receivables in a manner acceptable to the Purchaser and, promptly upon receipt, remit all such cash, checks and instruments, duly indorsed or with duly executed instruments of transfer, to the Purchaser or its designee.

            (c) The Seller authorizes each of the Purchaser and the Agent, and hereby irrevocably appoints each of the Purchaser and the Agent as its attorney-in-fact coupled with an interest, with full power of substitution and with full authority in place of the Seller, following the occurrence and during the continuation of a Servicer Default, to take any and all steps in the Seller's name and on behalf of the Seller, that are necessary or desirable, in the determination of the Purchaser or the Agent, to collect amounts due under the Receivables, including, without limitation, endorsing the Seller's name on checks and other instruments representing Collections of Receivables and enforcing the Receivables and the Related Security and related Contracts.

            (d) Following the occurrence of an Event of Termination, the Seller shall, upon the request of the Purchaser or the Agent (and if the Seller fails to do so, the Purchaser or the Agent may itself) deliver a notice to all applicable Obligors, in form and substance satisfactory to the Purchaser and the Agent, stating that (i) the Transferred Receivables have been sold to the Purchaser and (ii) effective immediately all payments on the Transferred Receivables must be made without any setoff. Such notice shall be delivered by the Seller as soon as practicable and in any event within three (3) Business Days after such written request by the Purchaser or the Agent. From and after the date the Purchaser or the Agent requests the Seller to deliver such notice,
(x) the Seller shall require all payments by Obligors to be made without any setoff, and shall make available to the Agent and the Purchaser such information as may be required to determine whether such payments are being so made and (y) the Seller and the Purchaser shall, and shall cause each other Transaction Party to, pay, or cause to be paid, when due all amounts owing by any Transaction Party to any Obligor without any set off of such amounts against Receivables due from such Obligor.

            SECTION 6.03. Rights and Remedies. (a) If the Seller (as Servicer or otherwise) fails to perform any of its obligations under this Agreement, the Purchaser may (but shall not be required to) cause performance of, such obligation, and the costs and expenses of the Purchaser reasonably incurred in connection therewith shall be payable by the Seller.

            (b) The Seller (as Servicer or otherwise) shall perform all of its obligations under the Contracts related to the Transferred Receivables to the same extent as if the Seller had not sold or contributed Receivables hereunder and the exercise by the Purchaser of its rights hereunder shall not relieve the Seller (as Servicer or otherwise) from such obligations or its obligations with respect to the Transferred Receivables or the related Contracts. The Purchaser shall not have any obligation or liability with respect to any Transferred Receivables or related Contracts, nor shall the Purchaser be obligated to perform any of the obligations of the Seller (as Servicer or otherwise) thereunder.

            (c) The Seller shall cooperate with the Servicer in collecting amounts due from Obligors in respect of the Transferred Receivables.

            (d) The Seller hereby grants to Servicer an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take or cause to be taken in the name of the Seller all steps necessary or advisable to endorse, negotiate or otherwise realize on any Collections and any checks, instruments or other proceeds of the Transferred Receivables held or transmitted by the Seller or transmitted or received by the Purchaser (whether or not from the Seller) in connection with any Transferred Receivable.

            SECTION 6.04. Transfer of Records to Purchaser. Each Purchase and contribution of Receivables hereunder shall include the transfer to the Purchaser of all of the Seller's right and title to and interest in the records relating to such Receivables and shall include an irrevocable non-exclusive license to the use of the Seller's computer software system to access and create such records. Such license shall be without royalty or payment of any kind, is coupled with an interest, and shall be irrevocable until all of the Transferred Receivables are either collected in full or become Defaulted Receivables. In recognition of the Seller's need to have access to the records transferred to the Purchaser hereunder, the Purchaser hereby grants to the Seller an irrevocable license to access such records in connection with any activity arising in the ordinary course of the Seller's business or in performance of its duties as Servicer, provided that (i) the Seller shall not disrupt or otherwise interfere with the Purchaser's use of and access to such records during such license period, and (ii) the Seller consents to the assignment and delivery of the records (including any information contained therein relating to the Seller or its operations) to any assignees or transferees of the Purchaser.

                       ARTICLE VII. EVENTS OF TERMINATION

            SECTION 7.01. Events of Termination. If any of the following events (each an "Event of Termination") shall occur and be continuing:

            (a) (i) The Seller shall fail to perform or observe any term, covenant or agreement under this Agreement (other than as referred to in clause
(ii) of this subsection (a)) and such failure shall remain unremedied for three
(3) Business Days or (ii) any Transaction Party shall fail to make when due any payment or deposit to be made by it under this Agreement or any other Transaction Document; or

            (b) Any representation or warranty made or deemed made by any Transaction Party (or any of their respective officers) under or in connection with this Agreement or any other Transaction Document or any certificate, report or other statement delivered by any Transaction Party pursuant to this Agreement or any other Transaction Document shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered (unless such representation or warranty relates solely to one or more specific Transferred Receivables and the Seller makes a deemed Collection payment or repurchases such Receivable no later than the third Business Day following the discovery of such breach of representation); or

            (c) Any Transaction Party shall fail to perform or observe (i) any term, covenant or agreement contained in Section 5.01(a) of this Agreement or
(ii) any other term, covenant or agreement contained in this Agreement or any other Transaction Document on its part to be performed or observed and, solely in the case of this clause (ii), such failure shall remain unremedied for ten (10) days after the first date on which the Seller receives written notice thereof from the Purchaser; or

            (d) (i) NiSource or any Transaction Party shall default beyond any applicable period of grace in any payment of principal or interest on any indebtedness for any borrowed money for which NiSource or any such Transaction Party is liable in a principal amount then outstanding of $25,000,000 or more or
(ii) any other event of default (other than a failure to pay principal or interest) shall occur under any mortgage, indenture, agreement or instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for any borrowed money for which NiSource or any Transaction Party is liable in a principal amount then outstanding of $25,000,000 and either
(A) the occurrence of such event shall result in such indebtedness becoming or being declared due and payable prior to the date on which it could otherwise become due and payable or (B) the occurrence of such event shall permit the holders of such indebtedness to declare such indebtedness to be due and payable prior to the date on which it would otherwise become due and payable; or

            (e) Any Purchase or contribution of Receivables hereunder, the Related Security and the Collections with respect thereto shall for any reason cease to vest in the Purchaser valid and perfected ownership of such Receivables, Related Security and Collections free and clear of any Adverse Claim (other than any Adverse Claim arising solely as the result of any action taken by the Purchaser) or the security interest created pursuant to Section
2.07 shall for any reason cease to be a valid and perfected first priority security interest in the collateral referred to in that Section; or

            (f) NiSource or any Transaction Party shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against NiSource or any Transaction Party seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 45 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or NiSource or any Transaction Party shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

            (g) There shall have occurred or shall exist any event or condition which has had or will have a Material Adverse Effect; or

            (h) The Seller shall cease to own, directly or indirectly, all of the outstanding capital stock of the Purchaser, free and clear of any Adverse Claim; or

            (i) The Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the IRC with regard to any of the assets of the Seller and such lien shall not have been released within five (5) Business Days, or the Pension Benefit Guaranty Corporation shall, or shall indicate its intention to, file notice of a lien pursuant to Section 4068 of ERISA with regard to any of the assets of the Seller or any Subsidiaries of the Seller; or

            (j) One or more judgments or decrees shall be entered against NiSource or any Transaction Party involving in the aggregate a liability (not paid or fully covered by insurance) of $5,000,000 or more and all such judgments or decrees shall not have been vacated, dismissed, discharged, bonded or stayed within thirty (30) days from the entry thereof; or

then, and in any such event, the Purchaser may, by notice to the Seller, declare the Termination Date to have occurred (in which case the Termination Date shall be deemed to have occurred); provided that, automatically upon the occurrence of any event (without any requirement for the giving of notice) described in subsection (f) of this Section 7.01, the Termination Date shall occur, the Seller (if it is then serving as the Servicer) shall cease to be the Servicer, and the Agent or its designee shall become the Servicer. Upon any such declaration or designation or upon such automatic termination, the Purchaser shall have, in addition to the rights and remedies under this Agreement, all other rights and remedies with respect to the Receivables provided after default under the UCC and under other applicable law, which rights and remedies shall be cumulative.

                         ARTICLE VIII. INDEMNIFICATION

            SECTION 8.01. Indemnities by the Seller. Without limiting any other rights that the Purchaser and its assigns (including without limitation, the Agent, the "Purchaser" under the Purchase Agreement and their respective Affiliates, officers, directors and employees) (each, an "Indemnified Party") may have hereunder or under applicable law, the Seller hereby agrees to indemnify each Indemnified Party from and against any and all claims, losses and liabilities (including reasonable attorneys' fees) (all of the foregoing being collectively referred to as "Indemnified Amounts") arising out of or resulting from this Agreement or any other Transaction Document or the acquisition by the Purchaser of any Receivable excluding, however, Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor. Without limiting the generality of the foregoing indemnification, the Seller shall indemnify each Indemnified Party for all Indemnified Amounts resulting from any of the following:

                  (i) the failure of any Transferred Receivable included as an Eligible Receivable in the calculation of the Net Receivables Pool Balance on any Monthly Report to satisfy the requirements of eligibility contained in the definition of "Eligible Receivable" as of the date of The information reported in such Monthly Report;

                  (ii) any representation or warranty or statement made or deemed made by any Transaction Party (or any of their respective officers) under or in connection with this Agreement or any of the other Transaction Documents which shall have been incorrect in any respect when made;

                  (iii) the failure by any Transaction Party to comply with any applicable law, rule or regulation with respect to any Receivable or the related Contract; or the failure of any Receivable or the related Contract to conform to any such applicable law, rule or regulation;

                  (iv) the failure to vest in the Purchaser (a) absolute ownership of each Transferred Receivable and the Related Security and Collections in respect thereof, and (b) a first priority perfected security interest in all of the property described in Section 2.07, in each case free and clear of any Adverse Claim (other than any Adverse Claim arising solely as the result of any action taken by the Purchaser);

                  (v) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables and the Related Security and Collections in respect thereof, whether at the time of any Purchase or contribution or at any subsequent time;

                  (vi) any dispute, claim or defense (other than discharge in bankruptcy) of an Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise, goods or services related to such Receivable or the furnishing or failure to furnish such merchandise, goods or services or relating to collection activities with respect to such Receivable;

                  (vii) any failure of any Transaction Party to perform its duties or obligations in accordance with the provisions hereof and each other Transaction Document or to perform its duties or obligations under the Contracts or to timely and fully comply in all respects with the Seller's Credit and Collection Policy in regard to each Receivable and the related Contract;

                  (viii) any products liability, environmental or other claim arising out of or in connection with merchandise, goods or services which are the subject of any Contract issued by the Seller or any Contract related thereto;

                  (ix) the commingling of Collections of Transferred Receivables at any time with other funds;

                  (x) any investigation, litigation or proceeding (actual or threatened) related to this Agreement or any other Transaction Document or the use of proceeds of purchases or the ownership of Transferred Receivables or in respect of any Receivable or Related Security or Contract;

                  (xi) any failure of any Transaction Party to comply with its covenants contained in this Agreement or any other Transaction Document;

                  (xii) any setoff with respect to any Receivable;

                  (xiii) any claim brought by any Person other than an Indemnified Party arising from any activity by the Seller or any Affiliate of the Seller in servicing, administering or collecting any Receivable; or

                  (xiv) the failure by any Transaction Party to pay when due any taxes, including, without limitation, sales, excise or personal property taxes.

            Notwithstanding anything to the contrary in this Agreement, solely for purposes of the Seller's indemnification obligations in this Article VIII, any representation, warranty or covenant qualified by the occurrence or non-occurrence of a Material Adverse Effect or similar concepts of materiality shall be deemed to be not so qualified.

                           ARTICLE IX. MISCELLANEOUS

            SECTION 9.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or consent to any departure by the Seller therefrom shall be effective unless in a writing signed by the Purchaser and (so long as the Purchase Agreement is in effect) the Agent (and, in the case of any amendment, also signed by the Seller), and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Purchaser to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

            SECTION 9.02. Notices, Etc. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication) and be faxed or delivered, to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile shall be effective when sent (and shall be followed by hard copy sent by regular mail), and notices and communications sent by other means shall be effective when received.

            SECTION 9.03. Binding Effect; Assignability. (a) This Agreement shall be binding upon and inure to the benefit of the Seller, the Purchaser and their respective successors and assigns; provided, however, that the Seller may not assign its rights or obligations hereunder or any interest herein without the prior written consent of the Purchaser. The Purchaser may assign all or any part of its rights and obligations hereunder without the consent of the Seller. In connection with any sale or assignment by the Purchaser of all or a portion of the Transferred Receivables, the buyer or assignee, as the case may be, shall, to the extent of its purchase or assignment, have all rights of the Purchaser under this Agreement (as if such buyer or assignee, as the case may be, were the Purchaser hereunder) subject to the terms of the agreement between the Purchaser and such buyer or assignee, as the case may be.

            (b) This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time, after the Termination Date, when all of the Transferred Receivables are either collected in full or become Defaulted Receivables; provided, however, that rights and remedies with respect to any breach of any representation and warranty made by the Seller pursuant to
Article IV (including, without limitation, those representations and warranties set forth on Annex A) and the provisions of Article VIII and Sections 9.04, 9.05 and 9.06 shall be continuing and shall survive any termination of this Agreement.

            SECTION 9.04. Costs, Expenses and Taxes. (a) In addition to the rights of indemnification granted to the Purchaser pursuant to Article VIII hereof, the Seller agrees to pay on demand all reasonable costs and expenses in connection with the preparation, execution and delivery of this Agreement and the other documents and agreements to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Purchaser with respect thereto and with respect to advising the Purchaser as to its rights and remedies under this Agreement, and the Seller agrees to pay all costs and expenses, if any (including reasonable counsel fees and expenses), in connection with the enforcement of this Agreement and the other documents to be delivered hereunder.

                  (b) In addition, the Seller agrees to pay any and all stamp and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other documents or agreements to be delivered hereunder, and the Seller agrees to save each Indemnified Party harmless from and against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

            SECTION 9.05. No Proceedings. The Seller hereby agrees that it will not institute against the Purchaser any proceeding of the type referred to in
Section 7.01(f) so long as there shall not have elapsed one year plus one day since the later of (i) the Termination Date and (ii) the date on which all of the Transferred Receivables are either collected in full or are written off in accordance with the applicable Credit and Collection Policy.

            SECTION 9.06. Confidentiality. Each party hereto agrees to maintain the confidentiality of this Agreement in communications with third parties and otherwise; provided that this Agreement may be disclosed to (i) any Person party to the Purchase Agreement, (ii) such party's legal counsel and auditors and the Purchaser's assignees, if they agree in each case to hold it confidential and
(iii) to the extent required by applicable law or regulation or by any court, regulatory body or agency having jurisdiction over such party. Notwithstanding any other provision herein, each party hereto (and each of their employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of the Transaction Documents and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such U.S. tax treatment and U.S. tax structure, other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.

            SECTION 9.07. GOVERNING LAW. THIS AGREEMENT SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION, EXCEPT TO THE EXTENT THAT, PURSUANT TO THE UCC OF THE STATE OF

NEW YORK, THE PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE PURCHASER'S OWNERSHIP OF OR SECURITY INTEREST IN THE RECEIVABLES OR OTHER ASSETS ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

            SECTION 9.08. Third Party Beneficiary. Each of the parties hereto hereby acknowledges that the Purchaser may assign all or any portion of its rights under this Agreement and that such assignees may (except as otherwise agreed to by such assignees) further assign their rights under this Agreement, and the Seller hereby consents to any such assignments. All such assignees, including parties to the Purchase Agreement in the case of assignment to such parties, shall be third party beneficiaries of, and shall be entitled to enforce the Purchaser's rights and remedies under, this Agreement to the same extent as if they were parties thereto, subject to the terms of their agreement with the Purchaser.

            SECTION 9.09. Subordination. (a) The Seller agrees that any indebtedness, obligation or claim it may from time to time hold or otherwise have (including, without limitation, any obligation or claim in respect of the Deferred Purchase Price) against the Purchaser or any assets or properties of the Purchaser, whether arising hereunder or otherwise existing, shall be subordinate in right of payment to the prior payment in full of all Senior Obligations; provided, however, that so long as no Event of Termination has occurred and is continuing, Seller may accept payments of any such obligations. In addition, the Seller acknowledges the subordination provisions set forth in the promissory note evidencing the Deferred Purchase Price (the "Deferred Purchase Price Note"), the form of which is attached hereto as Exhibit B, and agrees to be bound thereby. The subordination provisions contained herein and in such promissory note are for the direct benefit of, and may be enforced by, each of the Persons to whom Senior Obligations are owed.

            (b) Except as otherwise provided herein, the obligations and liabilities of the Seller under this Agreement and the other Transaction Documents (collectively, the "Seller Obligations") shall not be subject to deduction of any kind or type, except by payment in full of the amount thereof in accordance with the terms thereof. The Seller hereby waives any right it may now or at any time hereafter have to set-off against any Seller Obligation any obligation or liability from time to time owing by the Purchaser to the Seller except as expressly set forth herein.

            SECTION 9.10. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

            SECTION 9.11. Integration; Survival of Termination. This Agreement and the other Transaction Documents executed by the parties hereto on the date hereof contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superceding all prior oral or written understandings. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            SECTION 9.12. Consent to Jurisdiction. (a) Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to this Agreement, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

            (b) Each of the Seller and the Purchaser consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to it at its address specified in Section 9.02. Nothing in this
Section 9.12 shall affect the right of any other Transaction Party to serve legal process in any manner permitted by law.

            SECTION 9.13. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO , OR CONNECTED WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

SELLER AND SERVICER:                 COLUMBIA GAS OF OHIO, INC.

                                     By:      /s/ Vincent V. Rea
                                          ---------------------------------
                                           Name: Vincent V. Rea
                                           Title: Assistant Treasurer

                                     200 Civic Center Drive
                                     Columbus, Ohio  43215
                                     Attention: Vincent V. Rea
                                     Facsimile: (219) 647-6180

PURCHASER:                           COLUMBIA OF OHIO RECEIVABLES
                                     CORPORATION

                                     By:      /s/ Vincent V. Rea
                                           ---------------------------------
                                           Name: Vincent V. Rea
                                           Title: Assistant Treasurer

                                     200 Civic Center Drive
                                     Columbus, Ohio  43215
                                     Attention: Vincent V. Rea
                                     Facsimile: (219) 647-6180

                                    EXHIBIT A

                         LOCK-BOXES AND BLOCKED ACCOUNTS

       Bank                               Deposit Account and Related Lock-Box
Bank One, NA                                            4347255

                                                   P.O. Box 9001847
                                               Louisville, KY 40290-1847
National City Bank                                    801830493

PNC Bank                                             1010935197

                                                     1008985232

                                    EXHIBIT B

                      FORM OF DEFERRED PURCHASE PRICE NOTE

                                                              New York, New York
                                                                    May 14, 2004

            FOR VALUE RECEIVED, Columbia of Ohio Receivables Corporation, a Delaware corporation (the "Purchaser"), hereby promises to pay to Columbia Gas of Ohio, Inc. (the "Seller") the principal amount of this Note, determined as described below, together with interest thereon at a rate per annum equal at all times to the sum of (i) .55% per annum plus (ii) the 1-year Treasury rate (constant maturities) as published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (or any successor publication) from time to time, in each case in lawful money of the United States of America. Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Receivables Sale Agreement dated as of May 14, 2004 between the Seller and the Purchaser (such agreement, as it may from time to time be amended, restated or otherwise modified in accordance with its terms, the "Sale Agreement"). This Note is the note referred to in the definition of "Deferred Purchase Price" in the Sale Agreement.

            The aggregate principal amount of this Note at any time shall be equal to the difference between (a) the sum of the aggregate principal amount of this Note on the date of the issuance hereof and each addition to the principal amount of this Note pursuant to the terms of Section 2.02 of the Sale Agreement minus (b) the aggregate amount of all payments made in respect of the principal amount of this Note, in each case, as recorded on the schedule annexed to and constituting a part of this Note, but failure to so record shall not affect the obligations of the Purchaser to the Seller.

            The entire principal amount of this Note shall be due and payable one year and one day after the Termination Date or such later date as may be agreed in writing by the Seller and the Purchaser. The principal amount of this Note may, at the option of the Purchaser, be prepaid in whole at any time or in part from time to time. Interest on this Note shall be paid in arrears on each Settlement Date, at maturity and thereafter on demand. All payments hereunder shall be made by wire transfer of immediately available funds to such account of the Seller as the Seller may designate in writing.

            Notwithstanding any other provisions contained in this Note, in no event shall the rate of interest payable by the Purchaser under this Note exceed the highest rate of interest permissible under applicable law.

            The obligations of the Purchaser under this Deferred Purchase Price Note are subordinated in right of payment, to the prior payment in full of all Senior Obligations.

            Notwithstanding any provision to the contrary in this Deferred Purchase Price Note or elsewhere, other than with respect to payments specifically permitted by Section 2.03(c) of the Sale Agreement, no demand for any payment may be made hereunder, no payment shall be due with respect hereto and the Seller shall have no claim for any payment hereunder prior to the occurrence of the Termination Date and then only on the date, if ever, when all Senior Obligations shall have been paid in full.

            In the event that, notwithstanding the foregoing provision limiting such payment, the Seller shall receive any payment or distribution on this Deferred Purchase Price Note which is not specifically permitted by Section 2.03(c) of the Sale Agreement, such payment shall be received and held in trust by the Seller for the benefit of the entities to whom the Senior Obligations are owed under the Purchase Agreement and shall be promptly paid over to such entities.

            The Purchaser hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever.

            Neither this Note, nor any right of the Seller to receive payments hereunder, shall, without the prior written consent of the Purchaser and (so long as the Purchase Agreement remains in effect or any amounts remain outstanding thereunder) the Agent under the Purchase Agreement, be assigned, transferred, exchanged, pledged, hypothecated, participated or otherwise conveyed.

            THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                   COLUMBIA OF OHIO RECEIVABLES
                                   CORPORATION

                                   By:__________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________

                    SCHEDULE TO DEFERRED PURCHASE PRICE NOTE

               Addition to Principal      Amount of Principal      Unpaid Principal
   Date              Amount                 Paid or Prepaid            Balance          Notation Made By
----------------------------------------------------------------------------------------------------------
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

                                    EXHIBIT C

                          TRADE NAMES AND FORMER NAMES

Trade Names

Columbia Gas
Columbia Gas of Ohio

Former Names

None

                                     ANNEX A

             Additional Representations and Warranties of the Seller

1. This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables, the Related Security and Collections with respect thereto and the Blocked Accounts and Lock-Boxes in favor of the Purchaser (and its assigns), which security interest is prior to all other Adverse Claims, and is enforceable as such against the creditors of and purchasers from the Seller.

2.    The Receivables constitute "accounts" within the meaning of the applicable
      UCC.

3. The Seller owns and has good title to the Receivables, the Related Security and Collections with respect thereto and the Blocked Accounts and Lock-Boxes, free and clear of any Adverse Claim, claim or encumbrance of any Person.

4. The Seller has caused or will have caused, within ten (10) days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Receivables, the Related Security and Collections with respect thereto and the Blocked Accounts and Lock-Boxes granted to the Purchaser (and its assigns), hereunder.

5. Other than the security interest granted to the Purchaser (and its assigns) pursuant to this Agreement, the Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables, the Related Security and Collections with respect thereto or the Blocked Accounts and Lock-Boxes. The Seller has not authorized the filing of and is not aware of any financing statements against the Seller that include a description of collateral covering the Receivables, the Related Security and Collections with respect thereto or the Blocked Accounts and Lock-Boxes other than any financing statement relating to the security interest granted to the Purchaser (and its assigns) hereunder or that has been terminated. The Seller is not aware of any judgment or tax lien filings against the Seller.